UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016 (May 31, 2016)

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2016, 3DIcon Corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Coretec Industries, LLC, a North Dakota limited liability company (“Coretec”), and four Coretec members (the “Members”), which Members hold all outstanding membership interests in Coretec. Pursuant to the Share Exchange Agreement, the closing of which remains subject to the satisfaction of various closing conditions, the Members agreed to sell all their membership interests in Coretec to the Company in exchange for the Company’s issuance of an aggregate 4,411,710 shares of the Company’s Series B Convertible Preferred Stock to the Members (the transaction, the “Exchange”). Upon consummation of the Exchange, Coretec will be a wholly-owned subsidiary of the Company and the Members are expected to beneficially own approximately 65% of the Company’s common stock on a fully-diluted basis.

Consummation of the Exchange is subject to customary conditions, including without limitation, (i) the delivery to the Company by each of the Members or their designees, if any, a representation letter attesting to their status as an “accredited investor;” (ii) the delivery to the Company by each of the Members or their designees, if any, a letter agreement agreeing to automatically convert the shares of Series B Preferred issued to them pursuant to the Share Exchange Agreement upon the occurrence of certain events; (iii) the delivery to the Company by each of the Members or their designees, if any, a lock up agreement in the form attached to the Share Exchange Agreement; (iv) Coretec’s delivery to the Company of license agreement between Coretec and North Dakota State University allowing Coretec to license certain intellectual property concerning cyclohexasilane or other silicon-based materials; (v) the delivery to the Company of the required audited and unaudited consolidated financial statements; and (vi) delivery by the Company and Coretec all required consents to consummate all transactions contemplated by the Share Exchange Agreement.

The Share Exchange Agreement contains certain termination right for the Company, Coretec and the Members.

The foregoing description of the Share Exchange Agreement is not complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company will be conducting a shareholder call at 4:05 p.m. on June 1, 2016. During the shareholder call, the Company will discuss the various topics outlined in the presentation attached herewith as Exhibit 99.1. A copy of the press release dated June 1, 2016 announcing the Share Exchange Agreement, is attached herewith as Exhibit 99.2. A copy of the press release dated May 24, 2016 announcing the date and time of the shareholder call, is attached herewith as Exhibit 99.3.

The information in this Item 7.01 disclosure, including Exhibits 99.1, 99.2 and 99.3 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, 99.2 and 99.3, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Share Exchange Agreement dated May 31, 2016

99.1 Presentation for the Shareholder Call held on June 1, 2016

99.2 Press Release dated June 1, 2016

99.3 Press Release dated May 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	3DICON CORPORATION By: /s/ Victor Keen
Name: Victor Keen Position: Chief Executive Officer